Exhibit 10.2

LIMITED GUARANTY

dated as of May 13, 2022

Reference is made to that certain Credit Agreement, dated as of May 13, 2022 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. GUARANTIES.

To induce the Lender to enter into the transactions contemplated with the Borrower under the Credit Agreement, upon the terms and subject to the conditions in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, F45 Training Holdings Inc., (the “Guarantor”) under this Guaranty hereby:

(a) unconditionally and irrevocably guarantees to the Agents, on behalf of the Lenders, the due and punctual payment by the Borrower of all Borrowing Base Deficiencies under the Credit Documents when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise, and following an Event of Default, all Obligations of the Borrower under the Credit Documents, in each case, that exceed twelve and one half percent (12.50%) of the Aggregate Initial Loan Amount since the Closing Date up to an aggregate amount equal to twenty-two and one half percent (22.50%) of the Aggregate Initial Loan Amount since the Closing Date; provided, that for the avoidance of doubt, the maximum amount payable under this Section 1(a) is (i) ten percent (10%) of the Aggregate Initial Loan Amount since the Closing Date (i.e. 22.5% minus 12.5% equals 10.0%), less (ii) any amounts paid by the Guarantor after the Closing Date pursuant to Sections 2.12(e)(i)(4) or 2.12(e)(i)(5) of the Credit Agreement;

(b) agrees to monitor the performance of the F45 Studio and provide (or cause Franchisor to provide) such non-monetary support as agreed to by the Administrative Agent in its reasonable discretion, for such period not to exceed six (6) months, unless such longer period is agreed to by the Administrative Agent in its sole discretion, including assisting in the general operation of such F45 Studio (collectively, the “Studio Support Services”); provided, that, for avoidance of doubt, in no event shall this clause (b) create any monetary obligations on the Guarantor;

(c) to the extent that the applicable Obligor has not paid any Royalty Fee when due as required under the related Franchise Agreement or any of its payment obligations under the related Contract, in either case, for a period of three (3) or more consecutive months, the Guarantor may (or may cause Franchisor to), at its option:

(i)	deposit on behalf of such Obligor, such Obligor’s applicable Royalty Fees in the Collateral Support Account as required under the related Franchise Agreement; or

(ii)	broker the sale of the F45 Studio to another Obligor; or

(iii)	take ownership of the F45 Studio and assume the obligations of the Obligor under the related Contract; or

(iv)

if no option pursuant to Section 1(c)(i), (ii) or (iii) are deemed viable by the Guarantor in its reasonable discretion, then the Guarantor may (or may cause Franchisor to) shut down the F45 Studio and any amounts owed under the related Receivable shall become immediately due and payable to the Collateral Agent from amounts on deposit in the Collateral Support Account;

provided, that, for avoidance of doubt, in no event shall this clause (c) create any monetary obligations on the Guarantor; and provided, further, that, in no event shall the Guarantor allow (or allow the Franchisor or the Originator to allow) any Obligor to defer payment of the applicable Royalty Fees, except as a result of an Obligor’s formal request or as otherwise approved in writing by the Administrative Agent.

2. INTENTIONALLY OMITTED.

3. SUBORDINATION.

(a) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in the event that for any reason whatsoever the Borrower is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to the indefeasible payment in full of all Obligations (other than contingent indemnification obligations) of the Borrower under the Credit Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all such Obligations have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any additional right of subrogation in or under the Credit Documents or any additional right to participate in any way therein, or in the right, title or interest of the Lender in or to any Collateral, notwithstanding any payments made by Guarantor under this Guaranty, until the indefeasible payment in full with respect to all Obligations of the Borrower under the Credit Documents (other than contingent indemnification obligations). If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such Obligations shall not have been fully paid, the Guarantor shall promptly pay such amount to the Administrative Agent for the benefit of the Lender.

(b) The Guarantor hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, insolvency or similar proceeding until one (1) year and one (1) day since the last day on which any Obligations of the Borrower under the Credit Agreement shall have been outstanding.

4. COVENANTS OF GUARANTOR.

The Guarantor assumes responsibility for acquiring and maintaining all necessary information concerning the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that reasonable inquiry would reveal. The Guarantor hereby agrees that the Lender and the Agents shall have no duty to advise it of information known to the Lender or the Agents regarding such conditions or circumstances.

5. TERMINATION.

This Guaranty shall automatically terminate following the payment in full of all Obligations of the Borrower to the Lender and the Agents under the Credit Documents (other than contingent indemnification obligations). If at any time any payment of any portion of the Obligations is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agents.

6. AMENDMENTS.

Subject to Section 9.5 of the Credit Agreement, no amendment or waiver of any provision of this Guaranty nor consent to any departure herefrom by the Guarantor shall in any event be effective unless the same shall be in writing and signed by the Agents (and, in the case of an amendment, by the Guarantor), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7. SUCCESSORS AND ASSIGNS.

This Guaranty shall inure to the benefit of the Agents and the Lender and their respective successors and permitted assigns; provided that none of the parties hereto may delegate its obligations or assign its rights hereunder without consent of the other parties hereto other than as provided in the Credit Agreement.

8. MISCELLANEOUS.

The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Guaranty shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guaranty which shall remain binding on all parties hereto.

9. INDEMNITY.

Except as set forth in Section 1 of this Guaranty, in no event shall the Guarantor have any liability or obligations with respect to the acts or omissions of any other party, and its obligations hereunder shall not be deemed to be joint and several with respect to any Indemnity Agreement.

10. GOVERNING LAW AND JURISDICTION.

(a) Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b) Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, THE GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS PROVIDED HEREIN AND TO ANY PROCESS AGENT IDENTIFIED IN THE CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE AGENTS AND THE LENDER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

11. Waiver of Jury Trial.

By executing and delivering this Guaranty, all parties hereto hereby waive their right to a trial by jury.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantor duly executed and delivered this Guaranty as of the date first above written.

F45 TRAINING HOLDINGS INC.,
as Guarantor

By:	/s/ Adam Gilchrist
Name: Adam Gilchrist
Title: Chief Executive Officer

[Signature Page to Limited Guaranty (F45)]

Accepted and confirmed as of the date first written above.

FORTRESS CREDIT CORP.,

as Administrative Agent, Collateral Agent and Lender

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

[Signature Page to Limited Guaranty (F45)]